SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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OAK RIDGE ENERGY TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

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Leonard W. Burningham, Esq.

Suite 205, 455 East 500 South

Salt Lake City, Utah 84111

Tel: 801-363-7411; Fax: 801-355-7126

OAK RIDGE ENERGY TECHNOLOGIES, INC.

3046 E. Brighton Place

Salt Lake City, Utah  84121

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished by Oak Ridge Energy Technologies, Inc., a Colorado corporation (the “Company,” “we,” “our,” “us” or words of similar import) to our stockholders regarding two amendments to our Articles of Incorporation.  The first amendment would amend Article I of our Articles of Incorporation to change our name to “Oakridge Global Energy Solutions, Inc.”  The second amendment would amend Article IV of our Articles of Incorporation to increase our total authorized capital to five hundred ten million (510,000,000) shares, with five hundred million (500,000,000) shares designated as common stock and ten million (10,000,000) shares designated as preferred stock, while retaining the current par value of our authorized shares at one mill ($0.001) per share.

These amendments to our Articles of Incorporation were unanimously adopted by written consent of our Board of Directors, and our principal stockholders, Precept Fund Management SPC (“Precept”), for and on behalf of Prescient Fund Segregated Portfolio (“Prescient SP”), which owns 130,413,888 shares of our common stock or approximately 83.98% of our outstanding voting securities; and Precept, for and on behalf of Precept Fund Segregated Portfolio (“Precept Fund”), which owns 11,000,000 shares of our common stock or approximately 7.08% of our outstanding voting securities, which collectively amount to approximately 90.09% of our outstanding voting securities (the “Majority Stockholders”).  No other votes are required or necessary to adopt these amendments to our Articles of Incorporation, and none are being solicited hereunder.  See the captions “Voting Securities and Principal Holders Thereof” and “Vote Required for Approval and Effective Date,” herein.

These amendments to our Articles of Incorporation will be filed and will become effective on the opening of business on November 3, 2014, or a date that is at least 21 days from the mailing of this Information Statement to our stockholders.  These amendments to our Articles of Incorporation are the only matters covered by our Information Statement.

APPROXIMATE DATE OF MAILING: October 13, 2014.

The following constitutes the full text of the amendments to our Articles of Incorporation:

ARTICLE I

NAME

The name of this corporation is Oakridge Global Energy Solutions, Inc.

ARTICLE IV

CAPITAL STOCK

The aggregate number of shares which the Corporation shall have authority to issue is 510,000,000 shares, comprised of 500,000,000 shares of common stock of a par value of one mill ($0.001) per share, and 10,000,000 shares of preferred stock of a par value of one mill ($0.001) per share.  The Board of Directors has the right to set the preferences, limitations and relative rights of the preferred stock or any class or series thereof, by amendment hereto, without shareholder approval, as provided in the Colorado Business Corporation Act.  The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of the following:

(1)

whether the shares or a series has special, conditional or limited voting rights, or no right to vote; except that no condition, limitation or prohibition on voting shall eliminate any right to vote by section 7-110-104 of the Colorado Business Corporation Act;

(2)

whether the shares or a series are redeemable or convertible at the option of the Corporation, the shareholder or another person or upon the occurrence of a designated event; for money, indebtedness, securities or other property; or in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic facts or events;

(3)

whether the shares or a series entitle the holders to distributions calculated in any manner, including dividends that may be cumulative, non-cumulative or partially cumulative;

(4)

whether the shares or a series have preference over any other class or shares with respect to distributions, including dividends and distributions upon the dissolution of the Corporation; and

(5)

the description of the preferences, limitations and relative rights of classes of shares in 7-106-101(3) of the Colorado Business Corporation Act is not exhaustive.

The foregoing is a summary of the applicable provisions Section 7-106-102 of the Colorado Business Corporation Act, which allows the Board of Directors to set certain limitations, preferences and the relative rights of a class or classes of stock prior to issuance, including preferred stock, and subject to the limitations regarding a corporation’s authorized shares outlined in Section 7-106-101.  None of the limitations, preferences and the relative rights of the class of preferred stock referenced in the proposed amendment to Article IV of the Articles of Incorporation is contrary to any of the provisions of Section 7-106-101.  Further, Section 7-110-104 referenced above provides that in certain circumstances when voting is allowed by shareholders of a certain class, such shareholders are entitled to vote as a separate voting group on any amendment to the Articles of Incorporation that would: (i) increase or decrease the number of shares of such class; (ii) effect an exchange or reclassification of all or part of the shares of such class into shares of another class; (iii) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of such class; (iv) change the designation, preferences, limitations or relative rights of all or part of the shares of such class; (v) change the shares of all or part of such class into a different number of shares of such class; (vi) create a new class of shares having rights or preferences with respect to distributions or dissolution that are prior, superior or substantially  equal to the shares of such class; (vii) increase the rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of such class; (viii) limit or deny an existing preemptive right of all or part of the shares of such class; or (ix) cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of such class.

REASONS FOR THE ADOPTION OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION

The reason for the change in our name is to better reflect our current and intended business operations.

Our Articles of Incorporation currently authorize the issuance of up to 500,000,000 shares of common stock having a par value of one mill ($0.001) per share, and there are currently 155,559,722 of such shares issued and outstanding. Our Board of Directors and the Majority Stockholders believe that an increase in the number of our total authorized shares to 510,000,000 shares, with 10,000,000 designated as preferred stock, will provide the Company additional funding avenues.  As of the date hereof, we are not party to any agreement or arrangement by which any of the newly authorized shares of preferred stock will be issued; nor are we presently party to any discussions or negotiations of any kind that would result in our issuance of any shares of such preferred stock.

The increase in our total authorized shares, with 10,000,000 designated as preferred stock, may have the effect of preventing or delaying the acquisition by third parties of a controlling interest in us, even though our Majority Stockholders presently own approximately 90.09% of our currently outstanding voting securities.  This could depend upon the preferences, limitations and relative rights designated for the preferred stock or any class or series thereof, which, as indicated above in the planned amendment to add preferred stock to our authorized shares, is within the discretion of the Board of Directors.  Depending upon such preferences, limitations and relative rights, our ability to issue such preferred stock may lead to an increase in the number of votes required in order to approve a future change in control and may make it substantially more difficult for third parties to gain control of us through a tender offer, proxy contest, merger or other transaction.  The ability to prevent a change in control may deprive our stockholders of any benefits that may result from such a change in control, including the potential realization of a premium over the market price for our common stock that could result from a transaction of this type.  Furthermore, the issuance of a large block of additional shares to parties by reason of the preferences, limitations and relative rights of such preferred stock who may be deemed “friendly” to our Board of Directors may make it more difficult to remove incumbent directors from office, even if such removal would benefit our common stockholders.  Despite these potential anti-takeover effects, however, our Board of Directors and the Majority Stockholders believe that the financial flexibility afforded by an increase in our total authorized stock to include a class of preferred stock outweighs any potential disadvantages.  Our Board of Directors and the Majority Stockholders have adopted the resolutions necessary to increase our authorized shares with a view to such flexibility, and not with a view to its potential anti-takeover effects.  Our management and our Board of Directors have no present intention to use the increased number of authorized shares of preferred stock for any anti-takeover purpose.

Our issuance of any additional shares of our preferred stock may dilute both the equity interests and the earnings per share of our existing common stockholders.  Such dilution may be substantial, depending on the number of shares issued.  The amendments to our Articles of Incorporation to change our name and increase our total authorized shares to include shares of preferred stock will not have any material effect on our business operations or reporting requirements with the Securities and Exchange Commission, other than the requirement that we file a Current Report on Form 8-K with respect to such amendments.

DISSENTERS’ RIGHTS

There are no dissenters’ rights applicable with respect to the amendments to our Articles of Incorporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in these amendments to our Articles of Incorporation, which is not shared by all other stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The securities that would have been entitled to vote if a meeting was required to have been held regarding these amendments to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote.  The number of outstanding shares of our common stock at the close of business on October 6, 2014, the record date for determining our stockholders who would have been entitled to notice of and to vote on these amendments to our Articles of Incorporation, was 155,559,722 shares.

Security Ownership of Principal Holders and Management

The following table sets forth certain information as of September 29, 2014, regarding current beneficial ownership of the shares of our common stock by: (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group.  Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown.  The information presented is based upon 155,559,722 outstanding shares of our common stock.

		Number of Shares	Percentage
Name and Address	Position	Beneficially Owned	Of Class(1)

Officers and Directors

Stephen J. Barber(2)	CEO	141,413,888(2)	90.09%
	Director

Mark L. Meriwether	Vice President	2,850,669(3)	1.83%
3046 E. Brighton Place	Director
Salt Lake City, Utah 84121

Armin Weiland	Director	0	0%

Directors (two) as a Group:		144,264,557	92.73%

Principal Stockholders:

Precept for Prescient SP		130,413,888	83.83%

Precept for Precept Fund		11,000,000	7.07%

(1) Percentages are based on 155,559,722 shares of our common stock being outstanding on the record date of October 6, 2014.

(2) Stephen J. Barber, our CEO and a director, is the 100% beneficial owner and a director of Precept Asset Management Limited (“PAML”), which is the investment manager of Precept, Prescient SP and Precept Fund. Prescient SP and Precept Fund are the beneficial owners of the majority of our common stock and are the Majority Stockholders referenced herein; however, as the investment manager for Precept, Prescient SP and Precept Fund, PAML has been delegated the authority to make investment decisions on behalf of Precept, Prescient SP and Precept Fund, and may also be deemed to be the beneficial owner of these shares.

(3) Mr. Meriwether directly owns 2,815,000 shares of our common stock and 35,669 shares of our common stock indirectly by an entity owned by Mr. Meriwether.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days.  Any securities not outstanding, which are subject to such options, warrants or conversion privileges exercisable within 60 days, are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person.  Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.  At the present time there are no outstanding options or warrants.  SEC Rule 13d-3 has been taken into account in the foregoing computations, except as follows:  At September 30, 2014, Expedia Holdings Limited (“Expedia”), one of our creditors, was owed a principal balance of $2,000,000, plus interest of $30,246.58 to such date, on our loan from Newmark Investments Limited (the “Newmark Loan”). $171,658 was payable at June 30, 2014, as was paid by wire transfer on September 11, 2014.  Expedia is a founder, the beneficial owner and is the successor of Newmark, by assignment dated January 16, 2014, to the Newmark Loan and under an amended Loan Agreement dated February 24, 2014.  The amended Loan Agreement reflects the assignment of the Newmark Loan to Expedia and the granting of a security interest to Expedia in our equipment and our thin film battery intellectual property. The total of the Newmark Loan or any part thereof can be converted to fully paid shares of our common stock at Expedia’s request; and our shares issued on any such conversion will be issued at a 50% discount of the volume weighted average price (“VWAP”) of our common stock on the OTCBB or the principal nationally recognized U.S. market on which our shares of common stock publicly trade, for the 50 day VWAP prior to any such conversion, provided however, notwithstanding the foregoing, the minimum conversion price shall not be less than US$0.20 per share, which was the approximate trading price of our common stock on the OTCBB at the time of the first advance to us under the Newmark Loan in November, 2012.  The conversion right is in the discretion of Expedia, and can only be made at the end of the loan term, which is presently October 31, 2014.  It is highly unlikely that Expedia will convert the loan to purchase shares of our common stock as it conveyed its entire ownership of 80,000,000 shares of our common stock that it acquired on January 16, 2014, in a distribution from Newmark, which was wholly-owned by Expedia, to Prescient SP, on March 31, 2014, for an interest in Prescient SP.  Using the amount of principal and interest due on September 30, 2014, and computing the VWAP at and as of such date, we have concluded that the VWAP was $0.5223 on such date, which would equal 7,775,743 shares that could have been acquired in conversion of the Newmark Loan on such date, based upon 50% of the VWAP as being the conversion price.  These shares have not been included in these computations because the record date for determining stockholders who would have been entitled to vote on the matters presented in this Information Statement is October 6, 2014, and no such conversion took place on or before such date. Further, even if the loan was converted, such ownership would have no effect on the action taken by the Board of Directors or and the Majority Stockholders to effect the proposed amendments because of the percentage of ownership of our outstanding voting securities by the Majority Stockholders.

Changes in Control

There are no present contractual arrangements or pledges of our securities that may result in a change in control of us; however we are constantly looking for acquisitions that would be beneficial to us, and any such transaction that is completed may or may not result in a change in control of our Company, especially when the present ownership of Prescient SP and Precept Fund are considered, which collectively amount to approximately 90.09% of our outstanding voting securities at October 6, 2014.

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Colorado Law

The Colorado Revised Statutes comprising the Colorado General Corporation Law provide that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 7-108-202 and 7-107-104, respectively, provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent.  Article XIII of our Articles of Incorporation and Article III, Section 13, of our Bylaws, also allow such action by stockholders, subject to such persons owning the required number of voting securities necessary to adopt any such action that would otherwise be required to be submitted to a meeting of stockholders.

Resolutions to effect the amendment to our Articles of Incorporation were unanimously adopted by our Board of Directors and the Majority Stockholders on October 3, 2014.  The Majority Stockholders owned approximately 90.06% of our outstanding voting securities on that date, well in excess of the required majority vote.  No other votes or consents are required or necessary to effect the amendment to our Articles of Incorporation.

Effective Date of Amendment

The effective date of the amendment to our Articles of Incorporation will be on the opening of business on November 3, 2014, or a date that is 21 days from the mailing of this Information Statement to our stockholders, subject to the filing of the amendment with the Colorado Secretary of State.

NOTICE

OUR BOARD OF DIRECTORS, ALONG WITH THE MAJORITY STOCKHOLDERS OF OUR COMPANY, HAVE CONSENTED TO THE ADOPTION OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION AND BY VIRTUE OF OUR MAJORITY STOCKHOLDERS OWNING IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES, OR OVER A MAJORITY OF SUCH SHARES, NO FURTHER CONSENTS, APPROVALS, VOTES OR PROXIES ARE NEEDED TO EFFECT THIS AMENDMENT UNDER COLORADO LAW, AND NONE IS REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

Date: October 3, 2014	/s/ Stephen J. Barber
Stephen J. Barber, CEO